Exhibit 23.2 Consent of Independent Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated September 30, 2005 relating to the financial statements of Trust One Payment Services, Inc. in the Registration Statement on Form SB-2 dated February 24, 2006, and Prospectus, and to the reference to our firm as 'Experts in Accounting'.

KBL, LLC
Certified Public Accountants
February 23, 2005